Exhibit 3.1
AMENDED AND RESTATED
BY-LAWS
OF
ATARI, INC.
(AS CONFORMED TO INCLUDE AMENDMENTS SET FORTH IN AMENDMENT NO. 3 TO THE AMENDED AND RESTATED
BYLAWS, DATED JULY 24, 2007, ALL PRIOR AMENDMENTS, AND TO REFLECT NAME CHANGE)
ARTICLE I
Stockholders
     SECTION 1. Annual Meeting. The annual meeting of stockholders shall be held at the hour, date and place within or without the United States which is fixed by the Board of Directors or an officer designated by the Board of Directors, which time, date and place may subsequently be changed at any time by vote of the Board of Directors. If no annual meeting has been held for a period of thirteen months after the Corporation’s last annual meeting of stockholders, a special meeting in lieu thereof may be held if called as provided in these By-Laws, and such special meeting shall have, for the purposes of these By-Laws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these By-Laws to an annual meeting or annual meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.
     SECTION 2. Matters to be Considered at Annual Meetings. At any annual meeting of stockholders or any special meeting in lieu of annual meeting of stockholders (the “Annual Meeting”), only such business shall be conducted, and only such proposals shall be acted upon as shall have been properly brought before such

Annual Meeting. To be considered as properly brought before an Annual Meeting, business must be: (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of capital stock of the Corporation entitled to vote at such Annual Meeting on such business who complies with the requirements set forth in this Section 2.
     In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder of record of any shares of capital stock entitled to vote at such Annual Meeting, such stockholder shall: (i) give timely notice as required by this Section 2 to the Secretary of the Corporation, and (ii) be present at such meeting, either in person or by a representative. For the first Annual Meeting following the initial public offering of common stock of the Corporation, a stockholder’s notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. For all subsequent Annual Meetings, a stockholder’s notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the “Anniversary Date”); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder’s notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting, or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.
     For purposes of these By-Laws, “public announcement” shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K), or (iii) a letter or report sent to stockholders of record of the Corporation at the close of business on the day of the mailing of such letter or report.
     A stockholder’s notice to the Secretary shall set forth as to each matter proposed to be brought before an Annual Meeting: (i) a brief description of the business the stockholder desires to bring before such Annual Meeting and the reasons for conducting such business at such Annual Meeting, (ii) the name and address, as they appear on the Corporation’s stock transfer books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation’s capital stock beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such stockholder’s name on such books, and the class and number of shares of the Corporation’s capital stock beneficially owned by such beneficial owners, (v) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the Corporation’s capital stock beneficially owned by such other stockholders, and (vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.
     If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2 or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the stockholder proposal was made in accordance with the terms of this Section 2. If the presiding officer determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2 or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this Section 2, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such proposal.
     Notwithstanding the foregoing provisions of these By-Laws, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in this By-Law, and nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement, or the Corporation’s right to refuse inclusion thereof, pursuant to Rule 14a-8 under the Exchange Act.
     SECTION 3. Special Meetings. Except as otherwise required by law and subject to the rights, if any, of the holders of any one or more series of preferred stock, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board, the President of the Corporation or the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office.
     SECTION 4. Matters to be Considered at Special Meetings. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law.
     SECTION 5. Notice of Meetings; Adjournments. A written notice of all Annual Meetings stating the hour, date and place of such Annual Meetings shall be given by the Secretary (or other person authorized by these By-Laws or by law) not less than 10 days nor more than 60 days before the Annual Meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law or under the Amended and Restated Certificate of Incorporation of the Corporation (“Certificate of Incorporation”) or under these By-Laws, is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books. Such notice shall be deemed to be delivered when hand delivered to such address or deposited in the mail so addressed, with postage prepaid.
     Notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.
     Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is signed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual Meeting or special meeting of stockholders need be specified in any written waiver of notice.
     The Board of Directors may postpone and reschedule any previously scheduled Annual Meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this Article I or Section 3 of Article II of these By-Laws or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under Section 2 of this Article I or Section 3 of Article II of these By-Laws.
     When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned, provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Corporation’s Amended and Restated Certificate of Incorporation or these By-Laws, is entitled to such notice.
     SECTION 6. Quorum. The holders of shares of voting stock representing a majority of the voting power of the outstanding shares of voting stock issued, outstanding and entitled to vote at a meeting of stockholders, represented in person or by proxy at such meeting, shall constitute a quorum; but if less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 5 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     SECTION 7. Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation, unless otherwise provided by law or by the Certificate of Incorporation. Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting before being voted. Except as otherwise limited therein or as otherwise provided by law, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid, and the burden of proving invalidity shall rest on the challenger.
     SECTION 8. Action at Meeting. When a quorum is present, any matter before any meeting of stockholders shall be decided by the vote of a majority of the voting power of shares of voting stock, present in person or represented by proxy at such meeting and entitled to vote on such matter, except where a larger vote is required by law, by the Certificate of Incorporation or by these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Certificate of Incorporation or by these By-Laws. The Corporation shall not directly or indirectly vote any shares of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

     SECTION 9. Stockholder Lists. The Secretary (or the Corporation’s transfer agent or other person authorized by these By-Laws or by law) shall prepare and make, at least 10 days before every Annual Meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the hour, date and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     SECTION 10. Presiding Officer. The Chairman of the Board or, in his absence, such other officer as shall be designated by the Board of Directors shall preside at all Annual Meetings or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 5 and 6 of this Article I. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.
     SECTION 11. Voting Procedures and Inspectors of Elections. The Corporation shall, in advance of, or at, any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the General Corporation Law of the State of Delaware, as amended from time to time, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspector(s), and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspector(s). All determinations by the inspector(s) and, if applicable, the presiding officer shall be subject to further review by any court of competent jurisdiction.
ARTICLE II
Directors
     SECTION 1. Powers. The business and affairs of the Corporation shall be managed by or at the direction of the Board of Directors except as otherwise provided by the Certificate of Incorporation or required by law.
     SECTION 2. Number and Terms. The number of Directors of the Corporation shall not be less than 4 nor more than 15 (plus such number of Directors, if any, who may be elected by the holders of any series of preferred stock), and subject to such limits shall be fixed by resolution duly adopted from time to time by the Board of Directors.

     The Directors, other than those who may be elected by the holders of any series of preferred stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. One class of Directors shall be initially elected for a term expiring at the Annual Meeting to be held in 1996, another class shall be initially elected for a term expiring at the Annual Meeting to be held in 1997, and another class shall be initially elected for a term expiring at the Annual Meeting to be held in 1998. Members of each class shall hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal. At each succeeding Annual Meeting, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the Annual Meeting held in the third year following the year of their election.
     SECTION 3. Director Nominations. Nominations of candidates for election as Directors of the Corporation at any Annual Meeting may be made only (a) by, or at the direction of, the Board of Directors or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of the capital stock of the Corporation entitled to vote for the election of Directors at such Annual Meeting who complies with the timing, informational and other requirements set forth in this Section 3. Any stockholder who seeks to make such a nomination or his representative must be present in person at the Annual Meeting. Only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as Directors at an Annual Meeting.

     Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3. For the first Annual Meeting following the initial public offering of the common stock of the Corporation, a stockholder’s notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. For all subsequent Annual Meetings, a stockholder’s notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the Anniversary Date; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder’s notice shall be timely if delivered to, or mailed and received by, the Corporation at its principal executive office not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such Annual Meeting or (ii) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.
     A stockholder’s notice to the Secretary shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a Director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation’s capital stock which are beneficially owned by such person on the date of such stockholder notice, (iv) the consent of each nominee to serve as a Director if elected, and (v) such information concerning such person as is required to be disclosed concerning a nominee for election as Director of the Corporation pursuant to the rules and regulations under the Exchange Act. A stockholder’s notice to the Secretary shall further set forth as to the stockholder giving such notice: (i) the name and address, as they appear on the Corporation’s stock transfer books, of such stockholder and of the beneficial owners (if any) of the Corporation’s capital stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (ii) the class and number of shares of the Corporation’s capital stock which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the Annual Meeting in question (if such date shall then have been made publicly available) and on the date of such stock-holder’s notice, and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder or in connection therewith.
     If the Board of Directors or designated committee thereof determines that any stockholder nomination was not timely made in accordance with the terms of this Section 3 or that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 3 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 3, the presiding officer of the Annual Meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not timely made in accordance with the terms of this Section 3 or that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 3 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section 3, the presiding officer shall so declare at the Annual Meeting and such nominee shall be eligible for election at the meeting.
     No person shall be elected by the stockholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section. Election of Directors at the Annual Meeting need not be by written ballot, unless otherwise provided by the Board of Directors or the presiding officer at such Annual Meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at the Annual Meeting in accordance with the procedures set forth in this Section shall be provided for use at the Annual Meeting.
     SECTION 4. Qualification. No Director need be a stockholder of the Corporation.
     SECTION 5. Vacancies. Except as otherwise fixed pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any one or more series of preferred stock to elect Directors, any and all vacancies occurring on the Board of Directors, including, without limitation, any vacancy created by reason of an increase in the number of Directors, or resulting from death, resignation, disqualification, removal or other causes, may be filled by the affirmative vote of a majority of the remaining Directors then in office, even if such remaining Directors constitute less than a quorum of the Board of Directors, or if such vacancy is not so filled by the remaining Directors, by the stockholders of the Corporation. Any Director appointed or elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier death, disqualification, resignation or removal. When the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director unless such Director is removed as permitted in the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.
     SECTION 6. Removal. Directors may be removed from office in the manner provided in the Certificate of Incorporation.
     SECTION 7. Resignation. A Director may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

     SECTION 8. Regular Meetings. The regular annual meeting of the Board of Directors shall be held, without notice other than this By-Law, on the same date and at the same place as the Annual Meeting following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine without notice other than such resolution.
     SECTION 9. Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the Directors then in office, the Chairman of the Board, the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.
     SECTION 10. Notice of Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or the person calling such meeting, or in case of the death, absence, incapacity or refusal of such person, by the President or such other officer as shall be designated by the Board of Directors. Notice of any special meeting of the Board of Directors shall be given to each Director in person, by telephone, or by telex, telecopy telegram, or other written form of electronic communication, sent to his business or home address, at least 24 hours in advance of the meeting, or by written notice sent by next-day delivery courier service to his business or home address, at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such Director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if telexed or telecopied, or when delivered to the telegraph company if sent by telegram.

     When any Board of Directors meeting, either regular or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.
     A written waiver of notice signed before or after a meeting by a Director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
     SECTION 11. Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office (but in no event less than one-third of the total number of Directors) shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 10 of this Article II. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

     SECTION 12. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Certificate of Incorporation or by these By-Laws.
     SECTION 13. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.
     SECTION 14. Manner of Participation. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-Laws.
     SECTION 15. Committees. The Board of Directors, by a vote of a majority of the Directors then in office, may (and, to the extent required by law or by the rules of any governmental agency or any securities exchange or securities quotation system on which securities of the Corporation are listed, shall) elect from its number, one or more committees, including but not limited to, an Executive Committee, a Compensation Committee, an Audit Committee and a Nominations Committee. To the extent required by law, or by the rules of any governmental agency or any securities exchange or securities quotation system on which securities of the Corporation are listed, the members of the Committee will be entirely or partly independent directors, as that term is defined in the applicable law or rules. The Board of Directors may (and to the extent required by law or by the rules of any governmental agency or securities exchange or securities quotation system on which securities of the Corporation are listed, shall) delegate to those committees some or all of its powers except those which by law, by the Certificate of Incorporation or by these By-Laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors. All members of such committee shall serve at the pleasure of the Board of Directors. Except as required by law or the rules of any governmental agency or any securities exchange or securities quotation system on which securities of the corporation are listed, the Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, to the extent permitted by law and not inconsistent with the rules of any governmental agency or any securities exchange or securities quotation system on which securities of the Corporation are listed, but no such rescission shall have retroactive effect.
     SECTION 16. Related Party Transactions. The Corporation shall review all related party transactions for potential conflict of interest situations on an ongoing basis. All related party transactions must be approved by the Audit Committee or another independent body of the Board of Directors. A transaction will be a “related party transaction” if it, or a series of transactions of which it is a part, is required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404 or any successor to that Item, or otherwise constitutes a related party transaction under the rules of any securities exchange or securities quotation system on which securities of the Corporation are listed. A related party transaction that takes place in the ordinary course of the Corporation’s or a subsidiary’s business will be deemed to have been approved by the Audit Committee or another independent body of the Board of Directors if its pricing and other material terms are in accordance with an agreement or arrangement that has been approved by the Audit Committee or another independent body of the Board of Directors.
     SECTION 17. Compensation of Directors. Directors shall receive such compensation for their services as shall be determined by a majority of the Directors then in office provided that Directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as Directors of the Corporation.
ARTICLE III
Officers
     SECTION 1. Enumeration. The officers of the Corporation shall consist of a Chairman of the Board, a President and Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers, including, without limitation, a Chairman Emeritus of the Board of Directors, a Treasurer and one or more Vice-Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice

Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.
     SECTION 2. Election. At the regular annual meeting of the Board following the annual meeting of stockholders, the Board of Directors shall elect the Chairman of the Board, the President and Chief Executive Officer, the Chief Financial Officer, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.
     SECTION 3. Qualification. No officer need be a stockholder or a Director. Any person may occupy more than one office at the Corporation at any time. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.
     SECTION 4. Tenure. Except as otherwise provided by the Certificate of Incorporation or by these By-Laws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next Annual Meeting and until his successor is elected and qualified or until his earlier death, disqualification, resignation or removal.
     SECTION 5. Resignation. Any officer may resign by delivering his or her written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     SECTION 6. Removal. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the Directors then in office.
     SECTION 7. Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.
     SECTION 8. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.
     SECTION 9. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present and exercise and perform such powers and duties as generally pertain to his office as well as such powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-Laws.
     SECTION 10. President and Chief Executive Officer. Unless otherwise provided by the Board of Directors or the Certificate of Incorporation, the President and Chief Executive Officer of the Corporation shall, subject to the direction of the Board of Directors, manage the affairs of the Corporation’s business and have general supervision and control of the Corporation’s day-to-day business activities. In the absence of the Chairman of the Board, the President and Chief Executive Officer shall preside, when present, at all meetings of stockholders and of the Board of Directors. The President and Chief Executive Officer shall have such other powers and perform such other duties as the Board of Directors may from time to time determine.

     SECTION 11. Chief Financial Officer. Unless otherwise provided by the Board of Directors or the Certificate of Incorporation, the Chief Financial Officer of the Corporation shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account.
     SECTION 12. Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the President and Chief Executive Officer may from time to time designate.
     SECTION 13. Treasurer and Assistant Treasurers; Controller. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the President and Chief Executive Officer may otherwise provide, assist the Chief Financial Officer with the financial affairs of the Corporation and the books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the President and Chief Executive Officer.
     Any Controller or Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the President and Chief Executive Officer may from time to time designate.
     SECTION 14. Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In his absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the President and Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary or any officer designated by the Board of Directors may perform his duties and responsibilities.
     Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the President and Chief Executive Officer may from time to time designate.
     SECTION 15. Other Powers and Duties. Subject to these By-Laws and to such limitations and restrictions as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the President and Chief Executive Officer.
ARTICLE IV
Capital Stock
     SECTION 1. Certificates of Stock. Shares of capital stock of the Corporation may be certificated or uncertificated, as provided under the Delaware General Corporation Law. The stock certificates of the Corporation shall be numbered and registered in the stock ledger and transfer books of the Corporation as they are issued. The stock certificates of the Corporation shall be signed by the Chairman of the Board, or the President and Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed. Any of or all of the signatures upon such certificate may be facsimiles, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of its issue. Stock certificates of the Corporation shall be in such form as provided by statute and approved by the Board of Directors. The stock record books and the blank stock certificates books shall be kept by the Secretary or by any agency designated by the Board of Directors for that purpose.
     The Board of Directors may direct that (i) a new certificate or certificates or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation, be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of such (i) new certificate or certificates or (ii) uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
     SECTION 2. Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, if such shares are certificated, duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or to register the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Delaware Uniform Commercial Code-Investment Securities.
     SECTION 3. Record Holders. Except as may otherwise be required by law, by the Certificate of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.
     It shall be the duty of each stockholder to notify the Corporation of his or her post office address and any changes thereto.

     SECTION 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payments of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting, and (2) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the meeting is held, and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
ARTICLE V
Indemnification
     Indemnification. The Corporation shall to the fullest extent permitted by Delaware law, as in effect from time to time (but, in the case of any amendment of the Delaware General Corporation Law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify each person who is or was a director or officer of the Corporation or of any of its wholly-owned subsidiaries who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or was or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or of any of its subsidiaries, or is or was at any time serving, at the request of the Corporation, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against all expense, liability and loss (including, but not limited to, attorneys’ fees, judgments, fines, excise taxes or penalties with respect to any employee benefit plan or otherwise, and amounts paid or to be paid in settlement) incurred or suffered by such director or officer in connection with such proceeding; provided, however, that, except as provided in Paragraph (e) of Article Seventh of the Certificate of Incorporation of the Corporation, the Corporation shall not be obligated to indemnify any person under this Article in connection with a proceeding (or part thereof) if such proceeding (or part thereof) was not authorized by the Board of Directors of the Corporation and was initiated by such person against (i) the Corporation or any of its subsidiaries, (ii) any person who is or was a director, officer, employee or agent of the Corporation or any of its subsidiaries and/or (iii) any person or entity which is or was controlled, controlled by, or under common control with the Corporation or has or had business relations with the Corporation or any of its subsidiaries.
     Subject to the Certificate of Incorporation, expenses incurred by a Director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees or agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.
     For purposes of this Article V, the term “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, limited liability company, trust or employee benefit plan; service “at the request of the Corporation” shall include service as a Director, officer or employee of the Corporation which imposes duties on, or involves service by, such Director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action in or not opposed to the best interests of the Corporation.
ARTICLE VI
Miscellaneous Provisions
     SECTION 1. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on the last day of December of each year.

     SECTION 2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.
     SECTION 3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Board of Directors action may be executed on behalf of the Corporation by the Chairman of the Board, the President and Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.
     SECTION 4. Voting of Securities. Unless the Board of Directors otherwise provides, the Chairman of the Board, the President and Chief Executive Officer or the Chief Financial Officer may waive notice of and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of securityholders or holders of any interest in any corporation or other enterprise or organization, any of whose securities or other interests therein are held by the Corporation.
     SECTION 5. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.
     SECTION 6. Corporate Records. The original or attested copies of the Certificate of Incorporation, By-Laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.
     SECTION 7. Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, or amended and restated, and in effect from time to time (including all certificates and other instruments which are filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware General Corporation Law and which have the effect of amending or supplementing in some respect the Certificate of Incorporation of the Corporation).
     SECTION 8. Amendment of By-Laws.
     (a) Amendment by Directors. Except as provided otherwise by law, these By-Laws may be amended or repealed or new By-Laws (not inconsistent with any provision of law or the Certificate of Incorporation) may be adopted, by the affirmative vote of a majority of the Directors then in office.
(b) Amendment by Stockholders. These By-Laws may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least sixty percent (60%) of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.